Exhibit 10.1

FIRST AMENDMENT TO PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO PURCHASE AGREEMENT (this “First Amendment”), dated as of September 2, 2020, by and between IDERA PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), and LINCOLN PARK CAPITAL FUND, LLC, an Illinois limited liability company (the “Investor”).

WHEREAS, the Company and the Investor entered into that certain Purchase Agreement (the “Agreement”), dated as of March 4, 2019, and the Company and the Investor now desire to amend the Agreement only as set forth in this First Amendment.

NOW THEREFORE, in consideration of the mutual covenants contained in this First Amendment, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

1.                   Section 1 of the Agreement is amended by adding the following defined term thereto in appropriate alphabetical order:

“First Amendment Effective Date” means September 2, 2020.

2.                   Section 2(e)(i) is deleted in its entirety and replaced by the following:

Exchange Cap. Subject to Section 2(e)(ii) below, the Company shall not issue or sell any shares of Common Stock pursuant to this Agreement, and the Investor shall not purchase or acquire any shares of Common Stock pursuant to this Agreement, to the extent that after giving effect thereto, the aggregate number of shares of Common Stock that would be issued pursuant to this Agreement on or following the First Amendment Effective Date and the transactions contemplated hereby would exceed 7,036,329 shares of Common Stock, representing 19.99% of the shares of Common Stock outstanding on the First Amendment Effective Date (which number of shares shall be reduced, on a share-for-share basis, by the number of shares of Common Stock issued or issuable pursuant to any transaction or series of transactions that may be aggregated with the transactions contemplated by this Agreement under applicable rules of the Nasdaq Capital Market or any other Principal Market on which the Common Stock may be listed or quoted) (the “Exchange Cap”), unless and until the Company elects to solicit stockholder approval of the issuance of Common Stock as contemplated by this Agreement and the stockholders of the Company have in fact approved such issuance in accordance with the applicable rules and regulations of the Nasdaq Capital Market, any other Principal Market on which the Common Stock may be listed or quoted, and the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and the Company’s Amended and Restated Bylaws, as amended (the “Bylaws”). For the avoidance of doubt, the Company may, but shall be under no obligation to, request its stockholders to approve the issuance of Common Stock as contemplated by this Agreement; provided, that if stockholder approval is not obtained in accordance with this Section 2(e)(i), the Exchange Cap shall be applicable for all purposes of this Agreement and the transactions contemplated hereby at all times during the term of this Agreement (except as set forth in Section 2(e)(ii) below).

3.                   Section 2(e)(ii) is deleted in its entirety and replaced by the following:

At-the-Market Transaction. Notwithstanding Section 2(e)(i) above and subject to the prior approval of the Nasdaq Capital Market or any other Principal Market on which the Common Stock may be listed or quoted (to the extent required), the Exchange Cap shall not be applicable for any purposes of this Agreement and the transactions contemplated hereby, solely to the extent that (and only for so long as) the Average Price shall equal or exceed the Signing Market Price and in accordance with any other applicable rules of the Nasdaq Capital Market or any other Principal Market on which the Common Stock may be listed or quoted (it being hereby acknowledged and agreed that the Exchange Cap shall be applicable for all purposes of this Agreement and the transactions contemplated hereby at all other times during the term of this Agreement, unless the stockholder approval referred to in Section 2(e)(i) is obtained). “Signing Market Price” means $2.05, representing the lower of (i) the closing price of the Common Stock on the Nasdaq Capital Market immediately preceding the date of the First Amendment Effective Date or (ii) the average of the closing price of the Common Stock on the Nasdaq Capital Market for the five Business Days immediately preceding the signing of this First Amendment.

4.                   Section 5(i) is deleted in its entirety and replaced by the following:

Effective Registration Statement; Current Prospectuses. Without limiting Section 10 of the Registration Rights Agreement, the Company shall use its reasonable best efforts to keep the Registration Statement (or the New Registration Statement (as such term is defined in the Registration Rights Agreement)) effective pursuant to Rule 415 promulgated under the Securities Act, and to keep the Registration Statement (or the New Registration Statement (as such term is defined in the Registration Rights Agreement) and the Prospectus (or a base prospectus and prospectus supplement to the New Registration Statement (as such term is defined in the Registration Rights Agreement)) current and available for issuances and sales of all of the Securities by the Company to the Investor, at all times until the earlier of (i) the date on which the Investor shall have sold all the Securities and no Available Amount remains under this Agreement and (ii) 180 days following the earlier of (A) the Maturity Date and (B) the date of termination of this Agreement (the “Registration Period”). The Company shall comply with all applicable federal, state and foreign securities laws in connection with the offer, issuance and sale of the Securities contemplated by the Transaction Documents. Without limiting the generality of the foregoing, neither the Company nor any of its officers, directors or affiliates will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which would reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

5.                   Section 5(n)(i) is deleted in its entirety and replaced by the following:

Common Stock issued pursuant to any “bought deal” or other similar offering conducted at a fixed price under the Company’s Shelf Registration Statement or New Registration Statement (as such term is defined in the Registration Rights Agreement).

6.                   Section 5(n)(i) is deleted in its entirety and replaced by the following:

2

Limitation on Variable Rate Transactions.  From and after the date of this Agreement until the Maturity Date, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company of Common Stock or Common Stock Equivalents (or a combination of units thereof), which issuance would constitute a Variable Rate Transaction, other than in connection with an Exempt Issuance (as defined below).  The Investor shall be entitled to seek injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages, without the necessity of showing economic loss and without any bond or other security being required. “Variable Rate Transaction” means an “equity line” transaction or an “at-the-market offering” of Common Stock or Common Stock Equivalents whereby the Company may issue securities at a future determined price that is not an Exempt Issuance. “Exempt Issuance” means the issuance of (a) Common Stock, options or other equity incentive awards to employees, officers, directors or vendors of the Company pursuant to any equity incentive plan duly adopted for such purpose, by the Board of Directors or a majority of the members of a committee of directors established for such purpose, (b) any Securities issued to the Investor pursuant to this Agreement, (c) shares of Common Stock, Common Stock Equivalents or other securities issued to the Investor pursuant to any other existing or future contract, agreement or arrangement between the Company and the Investor, (d) shares of Common Stock, Common Stock Equivalents or other securities upon the exercise, exchange or conversion of any shares of Common Stock, Common Stock Equivalents or other securities held by the Investor at any time, (e) any securities issued upon the exercise or exchange of or conversion of any Common Stock Equivalents issued and outstanding on the date of this Agreement, provided that such securities or Common Stock Equivalents referred to in this clause (e) have not been amended since the date of this Agreement to increase the number of such securities or Common Stock underlying such securities or to decrease the exercise price, exchange price or conversion price of such securities, (f) Common Stock issuable upon the exercise of Common Stock Equivalents, which Common Stock Equivalents are not themselves sold in a continuous offering, (g) securities issued pursuant to acquisitions, divestitures, licenses, partnerships, collaborations or strategic transactions approved by the Board of Directors or a majority of the members of a committee of directors established for such purpose, which acquisitions, divestitures, licenses, partnerships, collaborations or strategic transactions can have a Variable Rate Transaction component, provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, (h) Common Stock issued pursuant to an “at-the-market offering” by the Company exclusively through a registered broker-dealer acting as agent of the Company pursuant to a written agreement between the Company and such registered broker-dealer, including, without limitation, that certain Equity Distribution Agreement, dated as of November 26, 2018, between the Company and JMP Securities, LLC, or (i) Common Stock issued pursuant to any “bought deal” or other similar offering conducted at a fixed price under the Company’s Shelf Registration Statement.

7.                   Except as amended and modified by this First Amendment, the Agreement is hereby ratified and affirmed.

** Signature Page Follows **

IN WITNESS WHEREOF, the Investor and the Company have caused this First Amendment to be duly executed as of the date first written above.

THE COMPANY:

IDERA PHARMACEUTICALS, INC.

By:	/s/ Vincent Milano
Name: Vincent Milano
Title: Chief Executive Officer

INVESTOR:

LINCOLN PARK CAPITAL FUND, LLC
BY: LINCOLN PARK CAPITAL, LLC
BY: Rockledge Capital Corporation

By:	/s/ Joshua Scheinfeld
Name: Joshua Scheinfeld
Title: President

4